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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WILLDAN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 17, 2015

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Friday, June 5, 2015 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840.

        We utilize the Internet as our primary means of furnishing proxy materials to our stockholders. Stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders can obtain paper copies of the proxy materials if they so choose. Internet transmission and voting are designed to be efficient, cost-effective and preserve resources.

        At the Annual Meeting, you will be asked to (i) elect eight directors; (ii) ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm; (iii) vote on a non-binding advisory resolution approving the Company's executive compensation; and (iv) transact such other business as may properly come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of each of the eight director nominees, "FOR" the ratification of the appointment of KPMG LLP, and "FOR" the approval of the non-binding advisory resolution on the Company's executive compensation. The matters to be considered during the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Stockholders and the Proxy Statement.

        YOUR VOTE IS VERY IMPORTANT.    We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote by Internet, telephone, or mail at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. Instructions regarding all methods of voting are provided in the Notice of Internet Availability of Proxy Materials and on the proxy card. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY INTERNET, TELEPHONE OR MAIL, OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

        Thank you for your continued support of Willdan. We look forward to seeing you at the Annual Meeting.

Win Westfall Chairman of the Board
Thomas D. Brisbin President and Chief Executive Officer

WILLDAN GROUP, INC.
2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2015

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Willdan Group, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 5, 2015 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, for the following purposes described in this Notice:

  (1)
  To elect eight members of the Board of Directors, each to serve for a one-year term and until his or her successor is duly elected and qualified;

  (2)
  To consider and vote upon the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending January 1, 2016;

  (3)
  To vote on a non-binding advisory resolution approving the Company's executive compensation; and

  (4)
  To consider and act upon any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

        The Board of Directors has fixed the close of business on Monday, April 13, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company's common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 5, 2015: Our proxy statement is attached. Our financial and other information is contained in our 2014 Annual Report to Stockholders. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. You will not receive a printed copy of the proxy materials unless specifically requested. This proxy statement and our 2014 Annual Report to Stockholders, including our Form 10-K for the year ended January 2, 2015, are available on our website at http://ir.willdangroup.com/annual-proxy.cfm, which does not have "cookies" that identify visitors to the site. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request to receive proxy materials for future Annual Meeting materials in printed or email form.

        YOUR VOTE IS VERY IMPORTANT.    Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. Registered holders may vote:

  1.
  By Internet: go to www.investorvote.com/WLDN;

  2.
  By toll-free telephone: call 1-800-652-VOTE (8683); or

  3.
  By mail: mark, sign, date and promptly mail the proxy card when received.

        Any Proxy may be revoked by delivery of a later dated Proxy or a written notice of revocation or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors
Kate M. Nguyen Secretary

Anaheim, California
April 17, 2015

i

WILLDAN GROUP, INC.
2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2015

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Willdan Group, Inc., a Delaware corporation (the "Company"), for use at its 2015 Annual Meeting of Stockholders to be held on Friday, June 5, 2015 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, and at any adjournment or postponement thereof (the "Annual Meeting"). We first made this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card available to stockholders on or about April 17, 2015. The Company's 2014 Annual Report, including financial statements for the fiscal year ended January 2, 2015, is being made available to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

ABOUT THE ANNUAL MEETING

Why did I receive only a Notice of Internet Availability?

        As permitted by the United States Securities and Exchange Commission (the "SEC"), we are furnishing to our stockholders our Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended January 2, 2015 primarily over the Internet. On or prior to April 23, 2015, we will mail to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy of the proxy materials) a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

        We believe that delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of eight directors;

  (2)
  the ratification of the appointment of the Company's independent registered public accounting firm; and

  (3)
  the non-binding advisory resolution approving the Company's executive compensation.

        In addition, our stockholders will transact any other business that properly comes before the meeting. Management of the Company will also respond to any questions from our stockholders.

Who can attend the Annual Meeting?

        All stockholders of the Company as of the Record Date, or their duly appointed proxy holders, may attend the Annual Meeting.

Who is entitled to vote?

        Only holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on the record date, April 13, 2014 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. The Common Stock is the only class of securities of the Company authorized to vote. Under the Company's Certificate of Incorporation and applicable law, a stockholder is not entitled to cumulative voting rights in the election of directors.

What constitutes a quorum?

        The presence, in person or by proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 7,804,582 shares of Common Stock were outstanding and entitled to vote. Abstentions and "broker non-votes" will count toward the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner returns an executed proxy, but strikes out a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

        If you are a registered stockholder as of the close of business on the Record Date, you may vote in person at the Annual Meeting or by proxy without attending the meeting. Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet, or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the Notice of Internet Availability of Proxy Materials and/or on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, date, sign, and return the proxy card. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

        If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you receive from your broker or nominee with the proxy card.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

What is the deadline for voting my shares?

        If you are a stockholder of record, your proxy must be received by telephone or the Internet by 1:00 a.m. Pacific time on June 5, 2015 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by delivering a duly executed proxy bearing a later date or a written revocation to the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

If I return my proxy card without specifying voting instructions on it, will my shares be voted?

        Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Company's Board of Directors. The Board's recommendations are set forth together with the description of each matter in this Proxy Statement. In summary, the Board unanimously recommends a vote: FOR election of each of the eight nominees for director, FOR ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending January 1, 2016, and FOR the approval of the non-binding advisory resolution approving the Company's executive compensation.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders.

What vote is required to approve each proposal?

        Election of Directors (Proposal No. 1).    Once a quorum has been established, the affirmative vote of a plurality of all the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the election of each director nominee, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

        Other Items (Proposal Nos. 2 and 3).    Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of stockholders that the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the item at the meeting. Notwithstanding this vote standard required by our Bylaws, Proposal No. 2 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended January 1, 2016) and Proposal No. 3 (an advisory approval of executive officer compensation) are advisory only and are not binding on us. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.

        Abstentions are not counted as votes cast and will have no effect on the vote for the election of the directors, the ratification of the appointment of KPMG LLP or the non-binding advisory resolution approving the Company's executive compensation.

Who tabulates the votes?

        Stockholder votes will be tabulated by the persons appointed to act as inspectors of election for the Annual Meeting.

Could other matters be decided at the meeting?

        It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at the Annual Meeting. If other matters are presented, proxies will be voted by the proxy holders in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

        We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended January 2, 2015, including the consolidated financial statements, schedules and list of exhibits, upon written request. Requests should be sent to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN: Investor Relations. The annual report on Form 10-K is also available at www.willdan.com.

Where can I find the voting results of the Annual Meeting?

        Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the SEC and which we will make available on our website at www.willdan.com under "Investors—SEC Filings."

PROPOSAL 1:

ELECTION OF DIRECTORS

        The Bylaws provide that the Board of Directors (the "Board") consist of nine directors until changed by the Board. On March 23, 2012, the Board passed a resolution decreasing the size of the board to six directors, effective immediately prior to the 2012 Annual Meeting of Stockholders, which was held on June 1, 2012. On April 14, 2015, the Board passed a resolution increasing the size of the board to eight directors, effective immediately. Upon increasing the size of the Board to eight members, the Board, in accordance with the Company's bylaws, appointed Mr. Cohen and Mr. Shahidehpour as members to the Board. The directors are regularly elected at each annual meeting of the stockholders, and each director shall hold office until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

        The eight nominees, if elected at the Annual Meeting, will hold office until the next annual meeting of stockholders, or until an earlier stockholder meeting at which directors are elected, and until their respective successors are duly elected and qualified. The Board has nominated Win Westfall, Thomas D. Brisbin, Steven, A. Cohen, Raymond W. Holdsworth, Douglas J. McEachern, Keith W. Renken, Mohammed Shahidehpour and John M. Toups to serve as directors of the Company (each a "Nominee" and collectively, the "Nominees"). Messrs. Westfall, Brisbin, Holdsworth, McEachern, Renken and Toups are currently serving as directors.

        Each Nominee has consented to be nominated and to serve if elected. However, if any Nominee is unavailable for election or unable to serve, the proxy holders may vote for another person nominated by the Board or the Board may amend the Bylaws to reduce the number of directors to be elected at the Annual Meeting.

Information Regarding Nominees

        The following table and biographical descriptions set forth certain information with respect to the Nominees. Unless otherwise specified, each Nominee has continuously served as a director of the Company since he or she was previously elected, based on information furnished to the Company by each Nominee. The following information is as of April 17, 2015, unless otherwise specified.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Win Westfall	81	2001	Chairman of the Board
Thomas D. Brisbin	62	2007	President and Chief Executive Officer
Steven A. Cohen	61	2015
Raymond W. Holdsworth	72	2009
Douglas J. McEachern	63	2009
Keith W. Renken	80	2006
Mohammed Shahidehpour	59	2015
John M. Toups	89	2007

        The Company believes that the members of its Board should have a range of skills, experience, diversity, and expertise that enables the Board to provide sound guidance with respect to the Company's operations and interests. When considering a candidate, the Board looks at the current composition of the Board and the evolving needs of the Company, in addition to such candidate's background and accomplishments. The Nominating and Corporate Governance Committee identifies new candidates for election to the Board, reviews their qualifications, skills, experience and other characteristics, and can recommend nominees for director to the Board for approval.

        The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company's businesses, particularly in engineering, consulting and finance. All of the Nominees hold or have held senior executive positions in large, complex organizations and have operating experience that meets these objectives, as described below. In these positions, they have gained experience in core management skills, strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. Additionally, a number of our directors have experience serving on the boards of directors of other public companies, which increases their knowledge of effective corporate governance.

        The Board also believes that each of the Nominees and current directors has other key attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of background, experience, and thought, and the commitment to devote significant time and energy to service on the Board and its Committees. The following biographies provide further qualifications, attributes and other information with respect to the Nominees.

        Win Westfall has served as our Chairman of the Board since May 2006, and has been a member of our board of directors since 2001. Mr. Westfall was our President and Chief Executive Officer from May 2006 to February 2007, our Senior Vice President of Corporate Relations from January 2004 to May 2006, and a regional manager in northern California from 1998 through January 2004. Mr. Westfall has over 35 years experience as a line manager for consulting engineering firms, and has served as city engineer for seven California cities. Mr. Westfall received his B.S. in Civil Engineering from the University of Southern California in 1962 and an M.B.A. from Pepperdine University in 1980. Mr. Westfall is a fellow of The Society of American Military Engineers and has been active in numerous other professional associations. During 1997, he served as the National President for The American Public Works Association, or APWA, the first private consultant to hold this position. Mr. Westfall has served on and chaired national committees for the American Council of Engineering Companies, and in 2004 was made an Honorary CLOD (past president) of the County Engineers Association of California, the first private consultant to be accorded this honor. He is currently a registered engineer in California and has been a registered civil engineer in Hawaii, Idaho, Nevada and Washington. Mr. Westfall also has served as the trustee of the APWA Education Endowment Fund since 1999 and was on the California Transportation Foundation board of directors from 2005 to 2012. Mr. Westfall, as a former executive officer and regional manager of the Company with significant engineering experience, brings his in-depth knowledge of our Company and its industry, operations and business to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects. In addition, we believe that his experience as an engineer for California cities benefits our Board by providing increased understanding of the needs of our clients.

        Thomas D. Brisbin joined our Board of Directors in April 2007, when he was also appointed our President and Chief Executive Officer. Dr. Brisbin previously was vice president of and consultant for AECOM Technology Corporation, or AECOM, since spring 2004. At AECOM, a company focused on infrastructure, environment and facilities engineering contracts, Dr. Brisbin was responsible for developing the company's environmental business. Prior to joining AECOM, Dr. Brisbin was chief operating officer and executive vice president of Tetra Tech, Inc., or Tetra Tech, a leading provider of consulting, engineering and technical services, for five years. Prior to that, he was employed by Planning Research Corporation, or PRC, a systems analysis and management consulting company and wholly-owned subsidiary of The Black & Decker Corporation, from 1978 to 1995 and was co-founder and President of PRC Environmental Management, Inc. During his tenure at PRC, he was involved in all aspects of operations, marketing and finance. Before joining PRC, he was a research associate at Argonne National Laboratory. He has also served as an adjunct professor at the Illinois Institute of Technology. Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology. He also completed Harvard Business School's Advanced Management Program in 1988. Dr. Brisbin, as our current President and Chief

Executive Officer, brings his in-depth knowledge of the day-to-day operations of the Company and its industry to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects. In addition, we believe that his experience as an executive officer at Tetra Tech, a publicly traded engineering and consulting company, benefits our Board by increasing his knowledge of our industry and effective public company corporate governance.

        Steven A. Cohen joined our Board of Directors in 2015. He is Executive Director of Columbia University's Earth Institute, where he is responsible for managing the education, research, outreach and operational programs that address sustainable development throughout the world. The Earth Institute is the largest institute at Columbia with over 799 full-time employees and an annual budget of over $135 million. Dr. Cohen is also a Public Affairs Professor at Columbia's School of International and Public Affairs and Director of its Master of Public Administration Program in Environmental Science and Policy. From 1985 to 1998, he served as Director of Columbia's Graduate Program in Public Policy and Administration. Dr. Cohen began his career at Columbia in 1981 after working as a policy analyst for the U.S. Environmental Protection Agency for two years. Over the past three decades, he has served at different times as a consultant to the U.S. Environmental Protection Agency, the most recent being from 2005 to 2010. From 2001 to 2004, he also served on the United States Environmental Protection Agency's Advisory Council on Environmental Policy and Technology. Throughout his career, Dr. Cohen has written numerous articles on public management innovation, sustainability and environmental management. Dr. Cohen has also been a senior advisor to Willdan Energy Solutions since November 2008. He received a B.A. in Political Science from Franklin College of Indiana in 1974 and an M.A. in Political Science from State University of New York at Buffalo in 1977 and a Ph.D in Political Science with a concentration in environmental sciences from State University of New York at Buffalo in 1979. We believe Dr. Cohen's extensive background in government policy, environmental sciences as well as his substantial knowledge of our company though his role as a senior advisor to Willdan Energy Solutions will provide our board strategic insight to shape our growth strategy.

        Raymond W. Holdsworth joined our Board of Directors in 2009. He serves as the chairperson of our Nominating and Corporate Governance Committee and is a member of our Compensation and Strategy, Mergers and Acquisitions Committees. Mr. Holdsworth previously served as Vice Chairman of Corporate Development for AECOM from October 2005 through March 2009. Mr. Holdsworth joined AECOM in 1992 and held a number of positions, including President, before being named Vice Chairman in 2005. During his tenure at AECOM, he led a variety of outreach, growth and diversification activities. Mr. Holdsworth began his career at Peat Marwick Mitchell and worked in California's Office of Transportation Planning and Research. He has also held senior management positions, including president, with DMJM, an engineering/architectural firm in the transportation and infrastructure industry which is now a major operating subsidiary of AECOM. He worked for International Technology Corp. and Parsons Brinckerhoff Quade & Douglas Inc., a company that provides strategic consulting, planning, engineering, and program and construction management services relating to infrastructure. Mr. Holdsworth received a B.A. in English in 1964 from Lake Forest College and an M.B.A. in 1969 from the University of Pennsylvania, Wharton School of Business. He is a former Chairman of the California Chamber of Commerce and a former Vice Chairman of the Civil Engineering Research Foundation/International Institute. As a past trustee of the California State University system, he chaired the Audit committee for three consecutive years. We believe that Mr. Holdsworth's background in engineering and experience as the Vice Chairman of Corporate Development for AECOM during the time when it became a public company provides useful insight to the Board with regard to our growth strategy and strategic initiatives.

        Douglas J. McEachern joined our Board of Directors in 2009 and serves as the chairperson of our Compensation Committee. He is also a member of our Audit and Nominating and Corporate Governance committees. He was an Audit Partner at Deloitte & Touche, LLP, or Deloitte, from August 1985 until May 2009. Mr. McEachern was a staff member and manager at Deloitte's predecessor,

Touche Ross & Co., from 1976 to 1983. From 1983 to 1985, he was the Professional Accounting Fellow with the Federal Home Loan Bank Board in Washington D.C. Mr. McEachern is Chairman of the Board of Directors of Community Bank in Pasadena, California and a member of its Nominating and Governance and Audit Committees. In addition, Mr. McEachern joined the Board of Directors of Reading International in May 2012 and is chairman of its Audit and Conflicts Committee. He is also a member of the Finance Committee of the Methodist Hospital of Arcadia. Mr. McEachern is an auditing and accountancy instructor at Claremont McKenna College and he has taught accounting at California State Polytechnic University at Pomona. Additionally, Mr. McEachern is a member of the American Institute of Certified Public Accountants, or AICPA. Mr. McEachern received a B.S in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California. We believe that Mr. McEachern's significant audit experience at Deloitte makes him an important contributor to our Board and its committees, including the Audit Committee.

        Keith W. Renken joined our Board of Directors in September 2006. He is the chairperson of our Audit Committee and a member of our Compensation and Strategy, Mergers and Acquisitions Committees. Mr. Renken retired in 1992 as Senior Partner and Chairman, Executive Committee of Southern California, for the public accounting firm Deloitte & Touche. From 1992 through 2006, he was an adjunct professor (executive in residence) in the Marshall School of Business at the University of Southern California. He is currently the Managing Partner of Renken Enterprises, a family business providing consulting services to growth companies and real estate operations. Mr. Renken is on the board of directors and audit committees of two other publicly held companies, East West Bancorp, Inc., since 2000, and Limoneira Company, an integrated agribusiness, since 2009, and one investment management company, Whittier Trust Company, since September 2008. He is also on East West Bancorp, Inc.'s nominating and corporate governance committee. Mr. Renken was also a member of the board of directors of 21st Century Insurance Group from 2002 until 2007, and he serves on the boards of directors and/or audit committees of several other private companies and non-profit organizations. Mr. Renken is a Certified Public Accountant in the states of Arizona (inactive) and California (inactive). He received a B.S. in Business Administration in 1957 from the University of Arizona and an M.S. in Business Administration from the University of Arizona in 1959. We believe that Mr. Renken's considerable knowledge of financial and operational issues facing large companies and his accounting and finance experience at Deloitte makes him a valuable member of our Board and its committees, including the Audit Committee. In addition, we believe that Mr. Renken's extensive experience on the boards and audit committees of diverse public and private companies, including financial services companies, provides him with increased knowledge of effective corporate governance that benefits the Board and its committees.

        Mohammad Shahidehpour joined our Board of Directors in 2015. He is the Bodine Chair Professor in the Electrical and Computer Engineering Department at the Illinois Institute of Technology (IIT) in Chicago, where he also serves as Director of the Robert W. Galvin Center for Electricity Innovation. He has been a faculty member at IIT since 1983 and is a recipient of IIT's Excellence in Teaching Award. Dr. Shahidehpour is the author of six books and 400 technical papers on electric power systems and has been awarded over $50 million in federal research and development grants on electricity grid modernization issues. Dr. Shahidehpour is the founding chair of the Institute of Electrical and Electronics Engineers (IEEE) Great Lakes Symposium on Smart Grid and the New Energy Economy. He has served as Editor-in-Chief of the IEEE Transactions on Smart Grid journal since 2009. Dr. Shahidehpour is an IEEE Distinguished Lecturer and has delivered over 100 invited lectures in several countries on electricity restructuring and smart grid issues. He has been a keynote speaker in 20 International Conferences since 2007 and counseled governments on electricity grid modernization bills throughout the world. Dr. Shahidehpour received a B.S. in Electrical Engineering 1977 from Iran's Sharif University of Technology, and an M.S. in Electrical Engineering in 1978 and a Ph.D in 1981 from University of Missouri. We believe that Dr. Shahidehpour's more than 35 years of work with government agencies and electric power companies provides the board valuable insight to guide our growth strategy and strategic vision.

        John M. Toups joined our Board of Directors in April 2007. Mr. Toups serves as chairperson of our Strategy, Mergers and Acquisitions Committee and he is a member of our Audit and Compensation Committees. Mr. Toups served as President and Chief Executive Officer of PRC from 1977 until 1987. Prior to that, Mr. Toups served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp. Mr. Toups serves as a director of one other public company, NVR, Inc., a homebuilding and mortgage banking company. In addition, Mr. Toups serves as a director of one privately held company, Dewberry & Davis, an engineering services firm, and serves on Dewberry's audit and compensation committees. Mr. Toups also served as a director of Halifax Corporation, a publicly held electronic services company, from 1993 until 2010, when Halifax Corporation was acquired and ceased to be a publicly traded company. In addition, he served on the board of directors for GTSI Corp., a reseller of software and hardware, from October 1997 until it was sold in October 2012. He also is currently the Chair Emeritus for the Inova Health System Board of Trustees. Mr. Toups received his B.S. in Civil Engineering from the University of California, Berkeley in 1949. He is a registered civil engineer in California and Maryland and a fellow of the American Society of Civil Engineers. We believe that Mr. Toups' extensive experience as an officer and as a director of a broad range of both public and private companies, including engineering and financial services companies, allows him to provide strong leadership and oversight on our strategic and financial plans. In particular, we believe Mr. Toups' experience as President and Chief Executive Officer of PRC and his extensive experience serving on the boards and committees of publicly traded companies provides valuable insight on our industry and effective corporate governance to our Board and its committees.

Vote Required for Election of Each Nominee

        Election of each Nominee requires the affirmative vote of a plurality of all of the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On April 14, 2015, after being recommended by the Audit Committee and approved by our Board of Directors, we dismissed Ernst & Young LLP ("Ernst & Young"), an independent registered public accounting firm, as our principal accountant. Following the recommendation of the Audit Committee, our Board of Directors approved the engagement of KPMG LLP, an independent registered public accounting firm, as our principal accountant with respect to the audit of our financial statements for the fiscal year ended January 1, 2016.

        Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the appointment of KPMG LLP for the fiscal year ending January 1, 2016 by the stockholders. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether or not to retain KPMG LLP, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint a substitute independent public registered public accounting firm. A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        The reports of Ernst & Young LLP on our consolidated financial statements for the fiscal years ended January 2, 2015 and December 27, 2013 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

        During our fiscal years ended January 2, 2015 and December 27, 2013, and the interim period from January 3, 2015, through and including April 14, 2015, the date of Ernst & Young LLP's dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for such years or any subsequent interim period through the date of dismissal, and (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

        We provided Ernst & Young LLP and KPMG LLP with a copy of the disclosures required by Item 304(a) of Regulation S-K prior to the time this proxy statement was filed with the SEC.

        Representatives of KPMG LLP will attend the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. We do not expect representatives of Ernst & Young LLP to attend the annual meeting.

Principal Accountant's Fees and Services

        The following is a summary of the fees billed to us by Ernst & Young LLP for professional services for the fiscal years ended January 2, 2015 and December 27, 2013:

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees	$380,000	$312,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$380,000	$312,000

        Ernst & Young LLP was dismissed as the Company's independent registered public accounting firm on April 14, 2015, upon the recommendation of the Audit Committee and approval by our Board of Directors.

  Audit Fees

        Fees for audit services provided by Ernst & Young LLP for fiscal 2014 and fiscal 2013 consisted of professional services for the annual audit of our consolidated financial statements and for review of our interim condensed consolidated financial statements including quarterly reports.

  Audit-Related Fees

        No fees for audit-related services were billed by Ernst & Young LLP in fiscal 2014 or fiscal 2013.

  Tax Fees

        No fees for tax services, including tax return preparation, tax compliance, tax advice and tax planning, were billed by Ernst & Young LLP in fiscal 2014 or fiscal 2013.

  All Other Fees

        There were no fees paid for any other services not described above in fiscal 2014 or fiscal 2013.

        The Company has been advised by KPMG LLP and Ernst & Young LLP that neither of the firms, nor any member of either of the firms, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

        Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

Vote Required for Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm

        Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending January 1, 2016, requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 1, 2016. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 3:

VOTE ON NON-BINDING ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), we are asking stockholders to approve a non-binding advisory resolution approving our executive compensation as reported in this Proxy Statement.

        Our executive compensation is designed to attract and retain executive talent and increase value for stockholders. Our strong leadership team has enabled us to navigate a challenging global macro-economic environment by identifying opportunities for growth and reacting quickly to changes in our markets. In response to challenges we faced starting in the second quarter of 2012, we did not pay bonuses to our executives for work performed in 2014 or 2013. We believe that our executive compensation practices have helped us to attract and retain executive talent, contributed to the overall growth of our company and have been appropriate in light of the economic environment.

        We urge stockholders to read the "Executive Compensation" section beginning on page 28 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, including the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of our Named Executive Officers as defined below under "Executive Compensation." The Compensation Committee and the Board believe that the policies, procedures and programs articulated under "Executive Compensation" have been effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has incentivized and contributed to the retention of the Named Executive Officers.

        We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

        RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's Named Executive Officers set forth under "Executive Compensation," including the Summary Compensation Table and the related compensation tables and narratives in the Proxy Statement for the 2015 Annual Meeting of Stockholders.

        This vote is an advisory vote only and will not be binding on us, our Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

        The Company's current policy is to provide stockholders with an opportunity to approve the compensation of the Named Executive Officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2016 Annual Meeting of Stockholders.

Vote Required for Approval of the Non-Binding Advisory Resolution Approving Executive Compensation

        Approval of the non-binding advisory resolution approving our executive compensation requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPANY'S EXECUTIVE COMPENSATION. PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 CORPORATE GOVERNANCE

The Board of Directors

  Corporate Governance

        The Company is managed under the direction of a Board of Directors currently composed of eight members, seven of whom the Board has determined are independent under the rules of the listing standards for the Nasdaq Global Market (the "Nasdaq Rules") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If all of the nominees named in this proxy statement are elected, seven of the eight directors will be independent under Nasdaq Rules.

        Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves and they are encouraged to attend the Annual Meeting of Stockholders. The Board of Directors met six times in 2014. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors that were held during the time that he or she served on the Board of Directors and of each committee on which he or she served during 2014. Each incumbent director who was a director at the time of the 2014 annual meeting attended the 2014 annual meeting. Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board of Directors in care of the Secretary of the Company at the address shown below under "—Communications with the Board of Directors."

  Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having a non-management director serve as Chairman is in the best interests of the Company's stockholders at this time. This structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations. At the same time, because the Chairman of the Board, Mr. Westfall, is the Company's former President and Chief Executive Officer, and worked for the Company from 1998 until 2007, this structure also makes use of Mr. Westfall's extensive knowledge of the Company and its industry. The Company also believes that having a non-management director serve as Chairman of the Board ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.

  Executive Sessions

        Non-management directors meet regularly in executive sessions without management. Non-management directors are those directors who are not Company officers or employees and include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason other than being an employee of the Company. Executive sessions are led by a "Lead Director" and Mr. Renken has been designated as the Lead Director. An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Lead Director in his own discretion or at the request of the Board.

  Director Independence

        The Company has established standards of independence for the Board that comply with the Nasdaq Rules and Exchange Act. Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an officer or employee of the Company or its subsidiaries and the director must not have a relationship which, in the opinion of the

Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        The Company's policy is to have at least a majority of directors qualify as independent under the listing standards set forth in the Nasdaq Rules and Exchange Act. The Board of Directors has determined that Messrs. Cohen, Holdsworth, McEachern, Renken, Shahidehpour, Toups and Westfall are independent under the standards set forth in the Nasdaq Rules and the Exchange Act.

  Committees of the Board of Directors

        We have four standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategy, Mergers and Acquisitions Committee. The charters for each of these committees are available on our website at www.willdan.com under "Investors—Corporate Governance—Governance Documents" or are available in print to any stockholder who requests a copy from the Company's Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. Each of these committees regularly reports to the Board of Directors as a whole. Mr. Westfall, our chairman of the board, serves as an ex officio member of each committee. The following summaries identify the members of each committee as of the date of this proxy statement. The composition of each committee may change following the Annual Meeting.

        Audit Committee.    The Board's Audit Committee consists of Messrs. Renken, McEachern and Toups, each of whom the Board has determined is an independent director and meets the independence requirements for Audit Committee members under the Nasdaq Rules and the Exchange Act. Mr. Renken is the chairman of the Audit Committee and has been designated by the Board as the Audit Committee financial expert. Each of the other members of the Audit Committee is financially literate, in accordance with the Nasdaq Rules. The Audit Committee met five times during fiscal 2014.

        Under the terms of the Audit Committee charter, the purpose of this committee is to assist the Board in overseeing the integrity of the Company's financial statements and financial reporting, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, the performance of the Company's internal reporting and audit functions, and the Company's disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee confers formally with the Company's independent registered public accounting firm, as well as with members of management to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee engages our independent registered public accounting firm and reviews and approves the scope of the audit conducted by the independent registered public accounting firm.

        Compensation Committee.    The Board's Compensation Committee consists of Messrs. McEachern, Holdsworth and Toups, each of whom the Board has determined is an independent director under the Nasdaq Rules and the Exchange Act, with Mr. McEachern serving as the Committee's chairman. The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee charter requires that the Compensation Committee consist of three or more members of the Board, each of whom qualifies as an "independent director" under Nasdaq Rules, a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. At all times during fiscal 2014, the Compensation Committee consisted of at least three members of the Board, each of whom the Board has affirmatively determined satisfies these independence requirements. The Compensation Committee met four times during fiscal 2014.

        The Compensation Committee assists the Board of Directors in determining the compensation of the Company's executive officers and senior management and recommends to the Board annual and long-term compensation for the Company's executive officers and senior management. In addition to its annual review of the compensation of the Company's officers, the Compensation Committee administers the Company's 2008 Performance Incentive Plan (the "2008 Plan"), 2006 Stock Incentive Plan (the "2006 Plan") and the Amended and Restated Willdan Group, Inc. 2006 Employee Stock Purchase Plan (the "ESPP"). The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any stock options or other equity-based awards, to interpret the plans, and to make all other determinations for administering the plans. Our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers (as defined below).

        The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers). In light of the straightforward nature of our executive compensation arrangements, the Compensation Committee believes it has not been necessary to date to retain independent compensation consultants.

        Nominating and Corporate Governance Committee.    The Board's Nominating and Corporate Governance Committee consists of Messrs. Holdsworth, McEachern and Renken, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Mr. Holdsworth serving as the Committee's chairman. The Nominating and Corporate Governance Committee met four times in fiscal 2014.

        The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, as discussed above under "Proposal 1. Election of Directors—Information Regarding Nominees." Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates. The Nominating and Corporate Governance Committee and the Board seek a broad range of perspectives and consider both the personal characteristics and experience of prospective nominees to ensure that the Board as a whole will possess the appropriate skills and expertise to oversee the Company. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

        After assessing the perceived needs of the Board, the Nominating and Corporate Governance Committee may identify specific individuals to serve as directors and the committee looks to well respected companies as a potential source of director candidates with relevant experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee establishes procedures for the nomination process and may recommend candidates for election to the Board.

        Strategy, Mergers and Acquisitions Committee.    The Board's Strategy, Mergers and Acquisitions, or SMA, Committee consists of Messrs. Toups, Holdsworth, and Renken, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Mr. Toups serving as the Committee's chairman. The SMA Committee assists the Board by reviewing and making recommendations to the Board or taking actions on behalf of the Board relating to the Company's financial and strategic plans. The SMA Committee charter requires that the SMA Committee consist of three members of the Board, each of whom the Board has determined satisfies the independence requirements under the Nasdaq Rules and the Exchange Act. The SMA Committee met four times during fiscal 2014.

        The responsibilities of the SMA Committee include reviewing with management, on a timely basis, significant financial matters of the Company and its subsidiaries, including matters relating to the Company's capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment strategies, and potential acquisitions, and risk oversight. The SMA Committee also reviews and may recommend to the Board actions relating to offerings of the Company's debt or equity securities; purchases or disposals of treasury shares, except the purchase of shares pursuant to approved employee benefit plans; stock splits or reclassification of shares; the declaration and payment of any dividends on the Company's common stock; guarantees of unconsolidated third party indebtedness; and certain other financial transactions and strategies.

  Oversight of Risk

        Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company's risk profile, and (4) integrate risk management into the Company decision-making.

        The Board has designated the SMA Committee to take the lead in overseeing risk management and the SMA Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee's own analysis and conclusions regarding the adequacy of the Company's risk management processes.

        In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company's executive officers, to assess and analyze the most likely areas of future risk for the Company.

  Code of Ethics

        The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Ethical Conduct which provides principles of conduct and ethics for the Company's directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Rules. This Code of Ethical Conduct is available on the Company's website at www.willdan.com under "Investors—Corporate Governance—Governance Documents" and is also available in print, without charge, to any stockholder who requests a copy by writing to our Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.

  Material Litigation

        There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries.

  Director Nominations by Stockholders

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources. To be properly communicated, stockholders desiring to recommend candidates for nomination or election to the Board of Directors should submit their recommendations in writing to the attention of the Secretary, Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, CA 92806, together with the following information: (i) all information about the stockholder and the candidate that would be required pursuant to Section 3.04(a)(ii) of our Bylaws if the stockholder was nominating the candidate for election to the Board of Directors, (ii) a statement of the proposed director candidate's qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates as described above, (iii) a statement detailing any relationship between the proposed director candidate and any of our competitors, and (iv) detailed information about any relationship or understanding between the recommending stockholder and the director candidate. The Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors.

        The Nominating and Corporate Governance Committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the Committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the board. The Nominating and Corporate Governance Committee evaluates stockholder-recommended candidates in the same way it evaluates candidates proposed from other sources.

        Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 3.04(a)(ii) of our Bylaws.

  Communications with the Board of Directors

        Individuals may contact the Company's entire Board of Directors or an individual director by sending a written communication to the Board or such director in care of:

  Secretary
  Willdan Group, Inc.
  2401 E. Katella Avenue, Suite 300
  Anaheim, CA 92806

        Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent. Each communication will be reviewed by the Company's Secretary to determine whether it is appropriate for presentation to the Board or such director. Advertisements, solicitations or hostile communications will not be presented. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

        A stockholder wishing to communicate directly with the non-management members of the board may address the communication to "Non-Management Directors, c/o Board of Directors" at the same address set forth above. These communications will be handled by the Lead Director, who presides at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to the director's individual name, c/o the Board of Directors, at the address above.

PRINCIPAL STOCKHOLDERS

        Except as otherwise noted, the following table sets forth information as of April 13, 2015 with respect to: (i) each of our directors and director nominees, (ii) each of our Named Executive Officers (as defined below under "Executive Compensation"), (iii) our directors and executive officers as a group and (iv) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, based upon Schedule 13G and Schedule 13D reports filed with the SEC.

        Unless otherwise noted below, the address of the persons listed in the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. We had 7,804,582 shares of common stock outstanding on April 13, 2015.

Name and Address of Stockholder	Amount of Beneficial Ownership	Percent of Common Stock
Executive Officers, Directors and Director Nominees
Win Westfall(1)	34,000	*
Thomas D. Brisbin(2)	315,631	3.92%
Daniel Chow(3)	43,666	*
Steven A. Cohen	0	*
Raymond W. Holdsworth(5)	70,000	*
Douglas J. McEachern(6)	66,000	*
Keith W. Renken(7)	113,900	1.45%
Mohammad Shahidehpour	0	*
John M. Toups(8)	58,000	*
Marc Tipermas(9)	114,666	1.46%
All directors and executive officers as a group (13 persons)	1,054,530	14.48%
5% Stockholders
Edward W. Wedbush(10) P.O. Box 30014 Los Angeles, CA 90030-0014	1,389,832	17.81%

*
The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company's outstanding common stock.

(1)
Consists of 12,000 shares of common stock held directly by Mr. Westfall and 22,000 shares of common stock subject to options exercisable on or before June 12, 2015. The 12,000 shares of common stock held directly by Mr. Westfall include 7,500 shares of restricted stock that vest in equal installments on June 3, 2015, June 6, 2015 and June, 6, 2016.

(2)
Consists of 58,965 shares of common stock held directly by Dr. Brisbin and 256,666 shares of common stock subject to options exercisable on or before June 12, 2015.

(3)
Consists of 25,000 shares of common stock held directly by Mr. Chow and 18,666 shares of common stock subject to options exercisable on or before June 12, 2015.

(5)
Consists of 50,000 shares of common stock held directly by Mr. Holdsworth and 20,000 shares of common stock subject to options exercisable on or before June 12, 2015. The 50,000 shares of common stock held directly by Mr. Holdsworth include 7,500 shares of restricted stock that vest in equal installments on June 3, 2015, June 6, 2015 and June, 6, 2016.

(6)
Consists of 46,000 shares of common stock held in The McEachern Family Trust and 20,000 shares of common stock subject to options exercisable on or before June 12, 2015. Mr. McEachern and his wife are co-trustees and beneficiaries of the trust and have shared voting and investment control over our shares of common stock held therein. The 46,000 shares of common stock held directly by The McEachern Family Trust include 7,500 shares of restricted stock that vest in equal installments on June 3, 2015, June 6, 2015 and June, 6, 2016.

(7)
Consists of 87,900 shares of common stock held by the LVRJC Partnership and 26,000 shares of common stock subject to options exercisable on or before June 12, 2015. Mr. Renken is the managing partner of the partnership and has sole voting and investment control over our shares of common stock held therein. The 87,900 shares of common stock held directly by LVRJC Partnership include 7,500 shares of restricted stock that vest in equal installments on June 3, 2015, June 6, 2015 and June, 6, 2016.

(8)
Consists of 34,000 shares of common stock held directly by Mr. Toups and 24,000 shares of common stock subject to options exercisable on or before June 12, 2015. The 34,000 shares of common stock held directly by Mr. Toups include 7,500 shares of restricted stock that vest in equal installments on June 3, 2015, June 6, 2015 and June, 6, 2016.

(9)
Consists of 62,333 shares of common stock held directly by Dr. Tipermas and 52,333 shares of common stock subject to options exercisable on or before June 12, 2015.

(10)
Beneficial share ownership information is given as of December 31, 2014 and was obtained from a Schedule 13G/A filed with the SEC on February 18, 2015 by Wedbush, Inc., Edward W. Wedbush, Wedbush Securities, Inc., Wedbush Opportunity Capital, LLC, and Wedbush Opportunity Partners, LP. This number includes 252,168 shares of common stock over which Edward W. Wedbush has sole voting power, 552,652 shares over which Edward W. Wedbush has shared voting power, 252,168 shares over which Edward W. Wedbush has sole dispositive power, and 670,758 shares over which Edward W. Wedbush has shared dispositive power. The 670,758 shares include 118,106 shares over which Wedbush Securities, Inc. has dispositive power. Edward W. Wedbush disclaims beneficial ownership over the 670,758 shares. The schedule also reports:

•
85,009 shares of common stock over which Wedbush, Inc. has sole voting power, 300,484 shares over which Wedbush, Inc. has shared voting power, 85,009 shares over which Wedbush, Inc. has sole dispositive power, and 300,484 shares over which Wedbush, Inc. has shared dispositive power. Wedbush, Inc. disclaims beneficial ownership over the 300,484 shares;

•
215,475 shares of common stock over which Wedbush Securities, Inc. has sole voting power, 300,484 shares of common stock over which Wedbush Securities has shared voting power, 215,475 shares of common stock over which Wedbush Securities has sole dispositive power, and 418,590 shares over which Wedbush Securities, Inc. has shared dispositive power. The 418,590 shares include 118,106 shares over which Wedbush Securities, Inc. has dispositive power. Wedbush Securities, Inc. disclaims beneficial ownership over the 118,106 shares.

 MANAGEMENT

        The following table sets forth the names, ages and positions of our current executive officers. Executive officers of the Company serve at the pleasure of the Board of Directors. During fiscal 2014, Dr. Brisbin and Dr. Tipermas were employed pursuant to employment agreements, which are summarized below under "Executive Compensation—Description of Employment Agreements, Salary and Bonus Amounts."

Name	Age	Position
Thomas D. Brisbin	62	President and Chief Executive Officer, Director
Stacy B. McLaughlin	33	Vice President and Chief Financial Officer
Michael A. Bieber	46	Senior Vice President, Corporate Development
Daniel Chow	64	President and Chief Executive Officer of Willdan Engineering
Marc Tipermas	67	President of National Programs
Frank G. Tripepi	67	Senior Vice President, Business Development

        Biographical information concerning Dr. Brisbin is set forth under the caption "Proposal 1. Election of Directors—Information Regarding Nominees and Directors."

        Stacy B. McLaughlin was appointed Vice President and Chief Financial Officer of the Company, effective November 15, 2013. Mrs. McLaughlin served as the Company's Compliance Manager from 2010 to 2013. As Compliance Manager, Mrs. McLaughlin was responsible for overseeing all aspects of the financial reporting process, including analyzing the balance sheets and income statements of each business segment. Prior to joining the Company, Mrs. McLaughlin was, from 2009 to 2010, Senior Associate at Windes & McClaughry Accountancy Corporation and, from 2004 to 2009, Senior Audit Associate at the public accounting firm KPMG LLP. In her position at KPMG LLP, she planned, coordinated and completed financial statement audits for companies in the engineering services sector, among others. Mrs. McLaughlin has a Masters in Accounting from the University of Southern California and BS from the University of Arizona. Mrs. McLaughlin is a Certified Public Accountant (CPA).

        Michael A. Bieber was appointed Senior Vice President, Corporate Development in December 2014. Previously, he served as Senior Vice President at Tetra Tech, where he served in a number of leadership roles for over 18 years. From March 2007 to December 2014, Mr. Bieber managed Tetra Tech's mergers and acquisitions and investor relations functions, overseeing over fifty acquisitions. From 2005 to 2007, Mr. Bieber managed Tetra Tech's corporate business development group, where he was responsible for overseeing internal business development, marketing and communications. From January 2000 to December 2014, Mr. Bieber also worked in Tetra Tech's investor relations group. From 1996 to 2000, he was a proposal manager in Tetra Tech's corporate marketing group. From 1994 to 1996, he served at CRC, Inc., and its successor, as a strategic business development consultant to large defense, infrastructure, and environmental firms. Prior to 1994, Mr. Bieber worked for IT Corporation (now CB&I) where he served as project manager and engineer on government nuclear and commercial environmental projects. Mr. Bieber holds a B.S. degree in Civil Engineering from the Tennessee Technological University.

        Daniel Chow was appointed President and Chief Executive Officer of Willdan Engineering in December 2008. Prior to joining the Company, Mr. Chow was the Vice President of AMEC Earth & Environmental, Inc., a subsidiary of AMEC plc, a global provider of high-value consultancy, engineering and project management services to the energy, power and process industries, from April 2004 to December 2008. Prior to AMEC, Mr. Chow worked at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.) for over 20 years and held various senior management positions, including Vice President of US operations. During Mr. Chow's tenure with these firms he was responsible for establishing new offices and developing and implementing management systems firmwide to enhance operations. He also led the pursuit and management of multi-million dollar contracts for government clients that included the U.S. Navy and the U.S. Army Corps of Engineers. Mr. Chow received his B.Sc. in Mechanical Engineering from Tennessee Technological University and his Master's Degree in Environmental Engineering from Illinois Institute of Technology. He is a registered professional engineer in the state of Illinois and Guam.

        Marc Tipermas was appointed President of National Programs in May 2007. Dr. Tipermas has spent most of his 35-year career in the professional services industry in a variety of senior executive level business development and operations positions. From 1981 to 1998, Dr. Tipermas worked at ICF Kaiser International, a global consulting, engineering, and program management firm with over 6,000 employees, and was named President and Chief Operating Officer in 1997. From January 2002 to May 2006, he was Senior Vice President for Business Development of Dynamac Corporation, an environmental consulting firm. From October 1998 to December 2001 and from May 2006 to May 2007, he worked as an independent business development consultant to several nationwide engineering and consulting firms. From 1977 to 1981 Dr. Tipermas worked at the U.S. Environmental Protection Agency (EPA) and from 1980 to 1981 served as the first Director of EPA's Superfund Policy and Program Management Office. From 1975 to 1977 he was Assistant Professor of Political Science at SUNY/Buffalo. Dr. Tipermas received an S.B. from the Massachusetts Institute of Technology and holds Ph.D. and Master's degrees from Harvard University in political science.

        Frank G. Tripepi was appointed Senior Vice President, Business Development in May 2011. Previously, he served as the President and Chief Executive Officer of our subsidiary, Willdan Financial Services, formerly known as MuniFinancial, from June 2002 to May 2011. From October 2008 to December 2009, Mr. Tripepi also served as the interim city manager for the City of La Puente. Prior to joining Willdan Financial Services, Mr. Tripepi served as the city manager of Rosemead, California for approximately 28 years. In April 2004, Mr. Tripepi received an appointment to the Board of Governors of the Rose Institute of State and Local Government. The Rose Institute conducts and publishes research on California government and politics. Mr. Tripepi received his B.A. in Political Science in 1969 from California State University, Fullerton.

 EXECUTIVE COMPENSATION

        The following table presents information regarding compensation during fiscal 2014 and fiscal 2013 of our named executive officers (the "Named Executive Officers"). The Named Executive Officers include our principal executive officer and our two other most highly compensated executive officers.

Summary Compensation Table—Fiscal 2014 and Fiscal 2013

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas D. Brisbin	2014	260,594	—	144,950	14,008	419,552
President and Chief Executive Officer;	2013	250,016	—	—	13,800	263,816
Director
Daniel Chow	2014	211,784	—	42,018	9,078	262,880
President and Chief Executive Officer,	2013	205,005	—	—	7,309	212,314
Willdan Engineering
Marc Tipermas	2014	236,551	—	—	13,238	249,789
President of National Programs	2013	230,006	—	15,568	13,238	258,812

(1)
Effective November 8, 2014, Dr. Brisbin's salary was increased from $250,000 to $300,000. Effective October 11, 2014, Dr. Tipermas' salary was increased from $230,000 to $239,000 and Mr. Chow's salary was increased from $205,000 to $217,000.

(2)
No bonuses were accrued or paid for the Named Executive Officers for their performance in fiscal 2014.

(3)
The amounts reported under "Option Awards" represent the aggregate grant date fair value of option awards granted to our Named Executive Officers during fiscal 2014 (disregarding any estimate of forfeitures related to service-based vesting conditions). Detailed information about the specific awards is reported in the table under "Outstanding Equity Awards at Fiscal 2014 Year-End" below. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards granted during fiscal 2014 and 2013 contained in Note 8 (Equity Plans) to our consolidated financial statements, included as part of our 2014 Annual Report filed on Form 10-K.

(4)
The amounts reported under "All Other Compensation" for 2014 include $3,000 in matching contributions made by us for each of our Named Executive Officers under our 401(k) plan. The balance of the amounts under "All Other Compensation" for each Named Executive Officer other than Dr. Tipermas for 2014 represents automobile allowances paid to them or use of a company vehicle. The amount reported for Dr. Tipermas in 2014 also includes an opt-out premium of $1,988 for our health insurance and medical benefits plan.

        Dr. Brisbin served on the Board of Directors during fiscal 2014 and 2013. As an employee-director, Dr. Brisbin did not receive additional compensation for his services as a director.

  Compensation of Named Executive Officers

        The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2014 and 2013. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, annual bonus and a long-term equity incentive award consisting of stock options. Named Executive Officers also received the other benefits listed in the "All Other Compensation" column of the Summary Compensation Table, as further described in footnote (4) to the table.

        The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer's employment agreement, if any, is provided immediately following this paragraph. The "Grants of Plan-Based Awards in Fiscal 2014" table, and the description of the material terms of the stock options granted in fiscal 2014 that follows it, provides information regarding the long-term equity incentives awarded to certain Named Executive Officers in fiscal 2014. The "Outstanding Equity Awards at Fiscal 2014 Year-End" and "Option Exercises and Stock Vested in Fiscal 2014" sections provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Executive Officers under certain circumstances.

  Description of Employment Agreements, Salary and Bonus Amounts

        On May 3, 2011, we entered into amended and restated employment agreements with each of the Named Executive Officers (other than Mr. Chow). These employment agreements provide for "at-will" employment and do not include a specified term. Each of these agreements provides for the Named Executive Officer to receive a base salary and an annual incentive bonus as determined by the Compensation Committee. The annual target bonus for each Named Executive Officer under these agreements is 100% of the Named Executive Officer's annual base salary in the case of Dr. Brisbin and 50% of the annual base salary in the case of Dr. Tipermas. Each Named Executive Officer is also entitled to participate in benefit plans made available to our employees generally.

        In October 2008, we entered into an offer letter with Mr. Chow. The letter provides that Mr. Chow's employment is on an "at-will" basis and for his initial base salary to be $205,000 per year (which has been increased as noted above).

        The provisions of these agreements relating to severance benefits following a termination of the Named Executive Officer's employment are described below under "Potential Payments Upon Termination or Change in Control."

Grants of Plan-Based Awards in Fiscal 2014

        The following table presents information regarding the equity incentive awards granted to Named Executive Officers during fiscal 2014 under the 2008 Plan. The material terms of each grant are described below under "—Description of Plan-Based Awards."

Name	Grant Date	All Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Thomas Brisbin	6/6/2014	50,000	(1)	7.13	144,950
Daniel Chow	6/6/2014	5,000	(1)	7.13	14,495
Daniel Chow	11/5/2014	5,000	(1)	14.01	27,523

(1)
These options vest in substantially equal annual installments over three years from their grant date.

  Description of Plan-Based Awards

        During fiscal 2014, Dr. Brisbin and Mr. Chow were awarded stock option grants under the 2008 Plan. The options were granted on June 6, 2014, and November 11, 2014 and will vest in substantially equal annual installments over three years from the grant date. The options were granted with a per-share exercise price equal to the closing market price of the Company's common stock on the

Nasdaq Global Market on the grant date and have a term of ten years. Outstanding options under the 2008 Plan, however, may terminate earlier than their stated expiration date in connection with a change in control transaction or a termination of the recipient's employment. The recipient will generally have three months to exercise the stock option following a termination of employment. This period is extended to 12 months if the recipient dies or terminates his or her employment because of a disability incurred while employed by the Company. However, if a recipient's employment is terminated by the Company for cause, outstanding stock options (whether vested or unvested) will immediately terminate. The stock options granted under our 2008 Plan do not include any dividend or dividend equivalent rights.

        As indicated above, the stock options granted in fiscal 2014 were granted under, and are subject to the terms of, the 2008 Plan, which is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of an award recipient upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan documents, are not made for value.

        Under the terms of the 2008 Plan, if there is a change in control of the Company, each recipient's outstanding equity-based awards granted under the plan will generally become fully vested and exercisable to the extent such outstanding awards are not substituted or assumed in connection with the transaction. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Outstanding Equity Awards at Fiscal 2014 Year-End

        The following table presents information regarding the outstanding option awards held by each Named Executive Officer as of January 2, 2015. No Named Executive Officer held any outstanding stock awards (other than options) as of January 2, 2015.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas D. Brisbin	100,000	—		—	9.30	4/2/2017
	15,000	—		—	5.60	3/10/2018
	50,000	—		—	1.87	6/8/2019
	50,000	—		—	2.71	8/12/2020
	25,000	—		—	4.01	6/6/2021
	—	50,000	(1)	—	7.13	11/5/2024
Daniel Chow	10,000	—			2.71	8/12/2020
	4,666	2,334	(2)		3.84	3/26/2022
	—	5,000	(3)		7.13	6/6/2024
	—	5,000	(1)		14.01	11/5/2024
Marc Tipermas	25,000	—			9.38	5/22/2017
	—	10,000	(4)		3.89	11/7/2023

(1)
These options were granted on June 6, 2014 and vest in substantially equal annual installments over three years from their grant date.

(2)
These options were granted on March 26, 2012 and vest in substantially equal annual installments over three years from their grant date.

(3)
These options were granted on November 5, 2014 and vest in substantially equal annual installments over three years from their grant date.

(4)
These options were granted on November 7, 2013 and vest in substantially equal annual installments over three years from their grant date.

Option Exercises and Stock Vested in Fiscal 2014

        Messrs. Chow and Tipermas exercised options during fiscal 2014. No stock awards have ever been granted to our Named Executive Officers. Mr. Chow exercised a stock option for 25,000 shares that was granted on December 15, 2008 at a strike price of $1.50. Mr. Tipermas exercised stock options for 17,500 and 22,500 shares that were granted on June 8, 2009 and August 12, 2010, respectively, at a strike price of $1.87 and $2.71, respectively.

Potential Payments Upon Termination or Change in Control

        As noted above, outstanding options issued under our 2008 Plan will vest immediately and become fully exercisable upon a change in control of us to the extent such outstanding awards are not substituted or assumed in connection with the transaction. The employment agreements entered into in May 2011 for each of the Named Executive Officers (other than Mr. Chow) also provide for severance benefits upon certain terminations of their employment with us. If such Named Executive Officer's employment is terminated by us without cause or by the Named Executive Officer for good reason (as such terms are defined in their employment agreements), the Named Executive Officer will be entitled to a severance benefit equal to, in the case of Dr. Brisbin, two times his base salary at the annualized rate then in effect, and in the case of Dr. Tipermas, one times the base salary at the annualized rate then in effect. In addition, the Named Executive Officer would be entitled to payment of his target bonus for the year in which such a termination of employment occurs. Dr. Tipermas would also be entitled to payment by the Company of the cost of COBRA premiums for continued health coverage for the Named Executive Officer and his eligible dependents for up to 12 months following the termination date. Upon the termination of his employment for any reason other than by us for cause, Dr. Brisbin would be entitled to continued medical insurance coverage by us for Dr. Brisbin and his spouse and dependent children, such coverage generally to continue until the date he attains age 65 or becomes eligible for coverage under the health plan of a future employer. In each case, the Named Executive Officer's right to receive the severance benefits described above is contingent on the executive providing a general release of claims in favor of the Company and complying with certain non-solicitation and other restrictive covenants set forth in their employment agreement.

        Mr. Chow's employment letter provides that if his employment is terminated by the Company without cause, he will be entitled to a lump sum severance payment equal to three months of his base salary.

Employee Benefit Plans

        In April 1974, we adopted our Willdan Group, Inc. 401(k) Plan that covers all of our eligible employees. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer up to 50% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a "catch up contribution" feature for employees aged 50 or older who can defer amounts over the statutory limit that applies to all other employees. For fiscal 2014, we matched 50% of the contributions on the first $6,000 of eligible compensation deferred by each of our 401(k) plan participants. Employees of our subsidiary, Public Agency Resources ("PARs") became eligible to participate in our 401(k) plan in September 2014 and are currently not eligible for the Company match. Company matching contributions under the plan made prior to January 1, 2012 vest at a rate of 25% per year measured from the employee's date of hire. Effective January 1, 2012, Company matching contributions under the plan vest immediately.

 DIRECTOR COMPENSATION

Director Compensation for Fiscal 2014

        The following table presents information regarding the compensation earned during fiscal 2014 by individuals who were members of our Board of Directors at any time during fiscal 2014 and were not employed by us or any of our subsidiaries (referred to herein as "Non-Employee Directors"). Dr. Brisbin is a Named Executive Officer and his compensation is presented above under "Executive Compensation" in the Summary Compensation Table and related explanatory tables. Dr. Brisbin is not entitled to additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Totals ($)
Raymond W. Holdsworth	40,750	35,650	—	—	76,400
Douglas J. McEachern	42,750	35,650	—	—	78,400
Keith W. Renken	43,000	35,650	—	—	78,650
John M. Toups	41,250	35,650	—	—	76,900
Win Westfall	45,000	35,650	—	11,413	92,063

(1)
The amounts reported under "Stock Awards" above represent the aggregate grant date fair value of restricted stock awards granted to our Non-Employee Directors during fiscal 2014 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of restricted stock awards contained in Note 8 (Equity Plans) to our consolidated financial statements, included as part of our annual report filed on Form 10-K.

(2)
As of January 2, 2015, Mr. Renken held 26,000 outstanding and unexercised stock options, Mr. Toups held 24,000 outstanding and unexercised stock options, Mr. Westfall held 22,000 outstanding and unexercised stock options, and Mr. Holdsworth and Mr. McEachern each held 20,000 outstanding and unexercised stock options. As of January 2, 2015, each of the Non-Employee Directors held outstanding, vested and unvested restricted stock awards covering 10,000, 2,500 and 7,500 shares, respectively, of the Company's Common Stock.

(3)
The amount reported under "All Other Compensation" with respect to Mr. Westfall is the estimated value of medical benefit coverage for fiscal 2014 for Mr. Westfall and his spouse pursuant to an arrangement approved by our Board of Directors in May 2006.

        Compensation for Non-Employee Directors during fiscal 2014 generally consisted of an annual retainer, fees for attending meetings, fees for work related to board committees and a restricted stock grant award.

  Annual Retainer and Meeting Fees

        The following table sets forth the schedule of annual retainers and meeting fees for each Non-Employee Director in effect during fiscal 2014.

Type of Fee	Dollar Amount
Annual Board Retainer	$24,000
Additional Annual Retainer to Chairman of the Board(1)	$20,000
Additional Annual Retainer to Chair of Audit Committee	$5,500
Additional Annual Retainer to Chair of Compensation Committee	$3,500
Additional Annual Retainer to Chair of Strategy, Mergers and Acquisitions Committee	$2,500
Additional Annual Retainer to Chair of Nominating and Corporate Governance Committee	$2,500
Additional Annual Retainer for Committee Membership (non-chair)	$1,500
Additional Daily Fee for Personal Attendance at Board Meetings(2)	$1,500
Additional Daily Fee for Telephonic Attendance at Board Meetings(2)	$750
Additional Daily Fee for Personal Attendance at Committee Meetings(2)	$1,000
Additional Daily Fee for Telephonic Attendance at Committee Meetings(2)	$500

(1)
The additional annual board retainer to the Chairman of the Board was increased from $10,000 to $20,000 in June 2014.

(2)
Directors only receive one fee for meetings per day.

        All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

  Restricted Stock Awards

        In June 2014, each Non-Employee Director was granted a restricted stock award of 5,000 shares under the 2008 Plan. Each restricted stock award granted to our Non-Employee Directors in fiscal 2014 is subject to a two year vesting schedule, with 50% of the award vesting on each of the first and second anniversaries of the grant date, subject in each case to the Non-Employee Director's continued service through the applicable vesting date. For more information on the 2008 Plan, please see "Description of Plan-Based Awards" above.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 2, 2015. Our equity compensation plans consist of our 2006 Plan, our 2008 Plan and our ESPP.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	925,234	$5.84	605,882
Equity compensation plans not approved by security holders	—	—	—

Totals	925,234	$5.84	605,882

(1)
Represents 426,602 shares available for future issuance under our 2008 Plan, and 81,113 shares available for future issuance under our ESPP (including 6,118 shares subject to purchase under the ESPP for the purchase period in effect on January 2, 2015). Shares available under our 2008 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan), including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

        The following provides a description of certain relationships and related transactions since the beginning of fiscal year 2014 between some of our directors, executive officers and holders of 5% or more of our common stock and us or our subsidiaries and affiliates.

        Lifetime Medical Benefits.    On May 19, 2006, our board of directors approved the extension of lifetime medical benefits to our Chairman of the Board, Win Westfall, and his spouse, Patricia Westfall. In fiscal 2014, we paid premiums for these medical benefits in the amount of $11,413, for Mr. Westfall and his spouse.

        Tax Agreements.    In connection with our initial public offering in November 2006, we entered into a Tax Agreement Relating to S Corporation Distributions with each of our stockholders, including our Chairman of the Board, Mr. Westfall. Pursuant to these agreements, we agreed to indemnify, defend and hold harmless each stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income we reported as an S Corporation. Such indemnification also includes any losses, costs or expenses, including reasonable attorneys' fees, arising out of a claim for such tax liability.

Related Person Transaction Policy

        In March 2007, the Board adopted a policy addressing the Company's procedures with respect to the review, approval and ratification of "related person transactions" that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a "related person" (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a "Related Person Transaction") shall be subject to review and approval or ratification by the Audit Committee. In its review of Related Person Transactions, the Audit Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the "related person's" interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company's ordinary course of business, (iv) whether the transaction with the "related person" is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

        No member of the Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a "related person" provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Audit Committee or the Board.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors assists the Board in performing its oversight responsibilities for the Company's financial reporting process, audit process and internal controls as more fully described in the Audit Committee charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to U.S. generally accepted accounting principles.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the Company's audited financial statements for the year ended January 2, 2015 with the Company's management and with the Company's independent registered public accounting firm. In addition, the Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from the Company.

        Based on the review and discussions with management and the independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 2, 2015 for filing with the SEC.

Members of the Audit Committee
Keith W. Renken (Chair)
Douglas J. McEachern
John M. Toups

        The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

 OTHER INFORMATION

Solicitation of Proxies

        The cost of solicitation of proxies will be paid by the Company. Solicitation will include the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation of proxies from stockholders. Directors, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile, personal interviews and other means. In addition, Computershare Investor Services will assist in the solicitation of proxies. The Company anticipates out-of-pocket costs associated with proxy solicitation. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or, as applicable, the Company's Proxy Statement or Annual Report may be sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of any document to any stockholder upon request by writing to the Company at the following address: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary or upon oral request directed to the Company's Secretary at (800) 424-9144. Any stockholder who wants to receive separate copies of the Notice of Internet Availability of Proxy Materials, the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number. Please note that if you would like to receive a paper copy of the proxy materials for purposes of this year's Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

        We will mail you, without charge, a copy of our annual report on Form 10-K for the fiscal year ended January 2, 2015, including the consolidated financial statements, schedules and list of exhibits, upon written request. Requests should be sent to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, ATTN: Investor Relations. The annual report on Form 10-K is also available at www.willdan.com.

Stockholder Proposals

        Requirements for Proposals to be Considered for Inclusion in Proxy Materials.    Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2016 annual meeting of stockholders (the "2016 Annual Meeting") may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than December 16, 2015 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2016 annual meeting of stockholders by more than 30 days from the anniversary of this year's meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2016 annual meeting of stockholders.

        Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.    Stockholders who wish to nominate persons for election to the Board of Directors at the 2016 annual meeting of stockholders or who wish to present a proposal at the 2016 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than February 6, 2016 and no later than March 7, 2016. If, however, the date of the 2016 Annual Meeting is more than 30 days before or more than 60 days after June 6, 2016, stockholders must submit such nominations or proposals no earlier than the close of business on the 120th day prior to the 2016 Annual Meeting, and no later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the date on which public disclosure of the date of the 2016 Annual Meeting is first made by the Company. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2016 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors by February 26, 2016 (100 days prior to the first anniversary of this year's Annual Meeting), notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Any proposal nominating a director candidate must also comply with the requirements under Section 3.04(a)(ii) of our Bylaws. If a stockholder's written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2016 annual meeting of stockholders.

        Our Bylaws also provide that a stockholder who wishes to nominate a director or propose other proper business to be brought before the stockholders at the Annual Meeting must be a stockholder of record of the Company at the time the notice is delivered to the Company's Secretary and the stockholder must be entitled to vote at the Annual Meeting.

        A stockholder notice to nominate a director or bring any other business before the 2016 Annual Meeting of Stockholders must set forth certain information specified in our Bylaws. Any stockholder proposal should be mailed to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary. Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Secretary of the Company at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports furnished to us, the following officers, directors and greater than 10% stockholders failed to file certain reports required by Section 16(a) of the Exchange Act on a timely basis.

        Mr. Tripepi had one late filing on Form 4 that did not timely report one transaction. On June 11, 2014, Mr. Tripepi reported the sale of our common stock totaling 18,032 shares in a three transactions dated June 5, 2014, June 6, 2014 and June 9, 2014. Mr. Chow had two late filings on Form 4 that did not timely report two transactions. On July 18, 2014, Mr. Chow reported a stock option grant of 5,000 shares dated June 6, 2014. On October 7, 2014, Mr. Chow reported an exercise of a stock option grant of 25,000 shares dated September 30, 2014. Mr. Bieber had one late filing on Form 4 that did not timely report one transaction. On January 7, 2015, Mr. Bieber reported a stock option grant of 100,000 shares dated December 31, 2014. Mrs. McLaughlin had two late filings on Form 4 that did not timely report two transactions. On February 21, 2014, Mrs. McLaughlin reported a stock option grant of 10,000 shares dated November 7, 2013. On March 31, 2015, Mrs. McLaughlin reported a stock option grant of 15,000 shares dated March 26, 2015.

        To our knowledge, based solely on our review of the copies of such reports furnished to us, all other Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied.

Other Matters

        The Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TODAY.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 022U0A 1 U P X + . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A The Board of Directors recommends a vote FOR the election of each of the nominees for director, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof. Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. 04 - Raymond W. Holdsworth 02 - Thomas D. Brisbin, Ph.D. 05 - Douglas J. McEachern 03 - Steven A. Cohen 06 - Keith W. Renken 1. To elect eight members of the Board of Directors, each to serve for a one-year term and until his or her successor is duly elected and qualified*: For Withhold For Withhold 07 - Mohammad Shahidehpour 08 - John M. Toups For Withhold *For the terms described in the accompanying Proxy Statement. IMPORTANT ANNUAL MEETING INFORMATION 01 - Win Westfall For Against Abstain 2. To consider and vote upon the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending January 1, 2016. For Against Abstain 3. To consider and vote upon approval of the non-binding advisory resolution approving the Company’s executive compensation. Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. Proxies granted by these methods are valid under California law. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Daylight Time, on June 5, 2015. Vote by Internet • Go to www.investorvote.com/WLDN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for your call. • Follow the instructions provided by the recorded message

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 5, 2015 The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas Brisbin, Ph.D. and Raymond W. Holdsworth, or either of them acting alone, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, on June 5, 2015 at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. The Board of Directors has fixed the close of business on Monday, April 13, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director, “FOR” Proposal 2 and “FOR” Proposal 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE SIDE. . Proxy — Willdan Group, Inc. You are cordially invited to attend the Annual Meeting of Stockholders of WILLDAN GROUP, INC. to be held Friday, June 5, 2015 at 10:00 a.m. Pacific Daylight Time at THE HYATT REGENCY ORANGE COUNTY 11999 HARBOR BOULEVARD GARDEN GROVE, CALIFORNIA 92840 C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q